Exhibit 10(cc)
                                 AMENDMENT NO. 1
                                       TO
                            SECURITYHOLDERS AGREEMENT


      This Amendment No. 1 to Securityholders Agreement (this "AMENDMENT") is made and entered into as of September 26, 2003, by and among Essex Electric Inc., a Delaware corporation (the "COMPANY"), Alpine Holdco Inc., a Delaware corporation ("ALPINE HOLDCO"), and Superior TeleCom Inc., a Delaware corporation ("SUPERIOR TELECOM").

                                 R E C I T A L S

      A. The Company, Alpine Holdco and Superior TeleCom are parties to a Securityholders Agreement dated as of December 11, 2002 (the "SECURITYHOLDERS AGREEMENT"). Capitalized terms used in this Agreement shall, unless otherwise expressly provided herein, have the same meanings given to such terms in the Securityholders Agreement.

      B. Section 10.4 of the Securityholders Agreement provides that the Securityholders Agreement may not be amended or supplemented except by an instrument in writing signed by the parties thereto.

      C. The Company, Alpine Holdco and Superior TeleCom now mutually desire to amend the Securityholders Agreement as set forth below.

                                A G R E E M E N T

      NOW, THEREFORE, the parties hereby agree as follows:

      1. AMENDMENT TO SECTION 3.3. Section 3.3 of the Securityholders Agreement is hereby amended to read in its entirety as follows:

                  "3.3. Procedure. In the event that the Company proposes to undertake an issuance of New Securities, the Company shall provide the Minority Securityholders with (a) written notice of its intention, describing the type of New Securities and the price and other terms and conditions upon which the Company proposes to issue such New Securities, (b) the Company's financial statements for the most recent fiscal quarter and fiscal year to date for which the Company would have been required to file such financial statements under Forms 10-Q and 10-K, respectively, of the Securities Exchange Act of 1934, as amended, as if the Company were subject to such filing requirements on the date notice of the Company's proposed issuance of New Securities was given to the Minority Securityholders, and (c) following a request from the Minority Securityholders and subject to the execution of a reasonably acceptable confidentiality agreement by the Minority Securityholders, a copy of any board package or similar presentation made by the Company to the Majority Securityholders regarding the investment in the New Securities. The Company's financial statements which are provided to the Minority Securityholders shall have been prepared in accordance with the requirements of the Securities and Exchange Commission for Forms 10-Q and 10-K (including comparative income statement, balance sheet, statement of cash flows and statement of stockholders' equity),


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         but may exclude footnotes and other supplemental information typically filed as part of Forms 10-Q and 10-K, including Management's Discussion and Analysis of Financial Condition and Results of Operations, exhibits pursuant to Forms 10-Q and 10-K, disclosure requirements and any certifications otherwise required under the Sarbanes-Oxley Act of 2002 or similar legislation. Management of each Minority Securityholder shall be given reasonable access to the Company's management for inquiries regarding the aforementioned financial statements of the Company, as well as with respect to the Company's operational plans, business conditions and outlook.

      Each of the Minority Securityholders shall have 20 days from the later of
(i) the date any such notice is given or (ii) the date that this information required by sub-paragraphs (b) and (c) above, is delivered, to agree to purchase all or any part of its pro rata share of such New Securities at the price and upon the other terms and conditions specified in the Company's notice by giving written notice to the Company of its intention to exercise its purchase right and stating therein the number of New Securities, up to its pro rata share, to be purchased. The failure of any Minority Securityholder to notify the Company within such 20-day period shall constitute an election by such Minority Securityholder not to exercise its purchase right with respect to such issuance. Within 10 days following the date of issuance of the New Securities, the Company shall issue to each applicable Minority Securityholder such number of New Securities as any such Minority Securityholder requested in its notice to the Company and, simultaneously therewith, each applicable Minority Securityholder shall pay to the Company the purchase price therefor in immediately available funds by bank check or wire transfer to an account designated in writing by the Company."

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      2. MUTUAL CONFIDENTIALITY. Except as otherwise authorized or required herein, neither party will, at any time or in any manner, either directly or indirectly, divulge, disclose or communicate to any Person firm or corporation in any manner whatsoever any information concerning any matters affecting or relating to the business of the other party, including without limitation, any of its customers, the prices it obtains for its products, or any other information concerning the business of the other party, its manner of operation, its plans, processes, or other data; provided however, that a party may make such disclosure of any of the above information (i) upon the prior written consent of the other; (ii) as is required to be made to either of such party or their respective lenders; and (iii) as may be required by law or is information generally available to the public.

      3. EFFECT OF AMENDMENT. This Amendment shall be effective and binding on all parties thereto. To the extent that this Amendment is inconsistent with or conflicts with the Securityholders Agreement, the terms of this Amendment shall govern. Except as expressly provided in this Amendment, all terms, conditions and provisions of the Securityholders Agreement remain unchanged and in full force and effect.

      4. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

      5. GOVERNING LAW. This Amendment shall be construed and enforced in accordance with the laws of the State of Delaware.


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      IN WITNESS WHEREOF, the undersigned have executed and entered into this
Amendment as of the date first written above.

                                       ESSEX ELECTRIC INC.,
                                       a Delaware corporation

                                       By:  /s/ K. Mitchell Posner
                                            ----------------------
                                            Name: K. Mitchell Posner
                                            Title: Executive Vice-President

                                       ALPINE HOLDCO INC.,
                                       a Delaware corporation

                                       By: /s/ K. Mitchell Posner
                                           ----------------------
                                           Name: K. Mitchell Posner
                                           Title: Executive Vice-President

                                       SUPERIOR TELECOM INC.,
                                       a Delaware corporation

                                       By:   /s/ David S. Aldridge
                                             ---------------------
                                             Name: David S. Aldridge
                                             Title: Senior Vice-President, Chief
                                             Financial Officer